Exhibit 99.1

NEWS BULLETIN

M.D.C. HOLDINGS, INC.

FOR IMMEDIATE RELEASE

TUESDAY, MAY 10, 2011

Contact:	Robert N. Martin
Investor Relations
(720) 977-3431
bob.martin@mdch.com

M.D.C. HOLDINGS ANNOUNCES FIRST QUARTER 2011 RESULTS

•	Revenue increased 15% to $169.7 million

•	Closings increased 6% to 554 homes

•	Net loss of $19.9 million or $0.43 per share

•	Net orders decreased 24% to 705 homes

•	Active subdivisions increased 23% to 162

•	Entered Seattle market in April via acquisition of assets from SDC Homes

DENVER, Tuesday, May 10, 2011 - M.D.C. Holdings, Inc. (NYSE: MDC) today reported a net loss for the 2011 first quarter of $19.9 million, or $0.43 per share, compared with net loss for the 2010 first quarter of $20.9 million, or $0.45 per share. Revenue increased 15% to $169.7 million, compared with $147.1 million a year ago.

Management Comments

Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “Difficult market conditions, coupled with the absence of the federal homebuyer tax credit, resulted in a reduction in net home orders during the three months ended March 31, 2011 compared with the same period during 2010. However, we have seen sequential improvement in home orders during each month in 2011 through April, consistent with seasonality.”

Mizel continued, “Top-line growth is a key component of the strategy we are executing in an effort to return to profitability. We pursued that growth strategy by entering the Seattle market in April 2011 through the purchase of substantially all of the homebuilding assets of SDC Homes, which ranked as Seattle’s third largest builder. We have also dedicated substantial resources towards increasing market share in our current footprint, as shown by a 23% year-over-year increase in our active subdivision count at the end of the 2011 first quarter.”

“Our home gross margins have come under pressure over the past few quarters for several reasons. First, our land costs have increased significantly, as the market for acquiring finished residential lots in prime locations has been very competitive, despite the continuing overall weakness in the market for new homes. However, we believe our current land costs are consistent with our historical costs. Furthermore, first quarter home gross margins in our newer projects, which accounted for more than 50% of closings, exceeded the home gross margins we achieved in older projects.”

Mizel concluded, “Second, we have accepted lower gross margins to reduce our excess supply of unsold units under construction. Given that our land costs have returned to a level consistent with our historical average and we have substantially reduced our unsold inventory, we believe we have an opportunity to stabilize our home gross margins near current levels, if demand does not deteriorate further.”

First Quarter Highlights

Home closings for the first quarter ended March 31, 2011 increased to 554 homes with an average selling price of $294,900, compared with home closings of 523 homes with an average selling price of $269,500 during the same period in 2010.

Total revenue for the first quarter of 2011 was $169.7 million, compared with revenue of $147.1 million for the same period in 2010. The increase in revenue was driven primarily by the 6% increase in home closings and the 9% year-over-year increase in average selling price.

Net orders for the first quarter ended March 31, 2011 decreased to 705 homes with an estimated sales value of $205 million, compared with net orders for 931 homes with an estimated sales value of $258 million during the same period in 2010. The decrease in net orders is attributable to an increase in our cancellation rate for the quarter, which rose to 32% from 22% during the first quarter of 2010, in addition to decreased absorptions per community, as the first quarter of 2010 was heavily influenced by the homebuyer tax credit.

We ended the 2011 first quarter with 993 homes under contract with an estimated sales value of $312 million, compared with a backlog of 1,234 homes with an estimated sales value of $381 million at March 31, 2010.

Home gross margin in the 2011 first quarter was 13.7% as compared with 22.4% in the 2010 first quarter. Excluding interest expense and warranty adjustments, home gross margin was 16.0% in the first quarter of 2011 as compared with 21.9% in the first quarter of 2010.

Looking at the trend in backlog, our estimated home gross margin at the end of the first quarter was roughly equal to the estimated home gross margin to start the quarter.

General and administrative expenses decreased to $36.8 million for the quarter ended March 31, 2011, compared with $40.2 million for the same period in the prior year. The decrease was driven primarily by lower legal costs and employee compensation expense.

Marketing costs were $9.8 million in the first quarter of 2011, compared with $7.1 million in the first quarter of 2010, primarily due to the year-over-year increase in our community count. Commission costs were $5.8 million as compared with $5.1 million in the same quarter last year, inline with the increase in revenue.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 165,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley, Jacksonville and Seattle. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) changes in consumer confidence and preferences; (16)

terrorist acts and other acts of war; and (17) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter ended March 31, 2011, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue
Home sales revenue	$163,383	$140,943
Land sales revenue	204	15
Other revenue	6,160	6,120

Total Revenue	169,747	147,078

Costs and Expenses

Home cost of sales	140,981	109,390
Land cost of sales	17	191
Asset impairments	279	—
Marketing expenses	9,833	7,060
Commission expenses	5,767	5,129
General and administrative expenses	36,752	40,203
Other operating expenses	(1,550)	491
Related party expenses	4	9

Total Operating Costs and Expenses	192,083	162,473

Loss from Operations	(22,336)	(15,395)

Other income (expense)
Interest income	7,326	4,428
Interest expense	(8,730)	(10,374)
Gain (loss) on sale of other assets	36	99

Loss before Income Taxes	(23,704)	(21,242)

Benefit from income taxes, net	3,825	369

Net Loss	$(19,879)	$(20,873)

Loss Per Share
Basic	$(0.43)	$(0.45)

Diluted	$(0.43)	$(0.45)

Dividends Declared Per Share	$0.25	$0.25

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$589,043	$572,225
Marketable securities	866,072	968,729
Restricted cash	419	420
Receivables
Home sales receivables	10,051	8,530
Income taxes receivable	13,442	2,048
Other receivables	8,388	9,432
Mortgage loans held-for-sale, net	37,697	65,114
Inventories, net
Housing completed or under construction	345,554	372,422
Land and land under development	488,887	415,237
Property and equipment, net	39,711	40,826
Deferred tax asset, net of valuation allowance of $239,012 and $231,379 at March 31, 2011 and December 31, 2010, respectively	—	—
Related party assets	7,393	7,393
Prepaid expenses and other assets, net	47,882	85,393

Total Assets	$2,454,539	$2,547,769

Liabilities
Accounts payable	$23,173	$35,018
Accrued liabilities	210,053	260,729
Related party liabilities	107	90
Mortgage repurchase facility	6,736	25,434
Senior notes, net	1,243,062	1,242,815

Total Liabilities	1,483,131	1,564,086

Commitments and Contingencies	—	—

Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,351,000 and 47,295,000 issued and outstanding, respectively, at March 31, 2011 and 47,198,000 and 47,142,000 issued and outstanding, respectively, at December 31, 2010	474	472
Additional paid-in-capital	836,360	820,237
Retained earnings	127,046	158,749
Accumulated other comprehensive income	8,187	4,884
Treasury stock, at cost; 56,000 shares at March 31, 2011 and December 31, 2010	(659)	(659)

Total Stockholders’ Equity	971,408	983,683

Total Liabilities and Stockholders’ Equity	$2,454,539	$2,547,769

M.D.C. HOLDINGS, INC.

Information on Segments

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
REVENUE
Homebuilding
West	$42,483	$57,137
Mountain	71,124	46,682
East	43,092	31,505
Other Homebuilding	9,859	9,036

Total Homebuilding	166,558	144,360
Financial Services and Other	5,703	5,621
Corporate	—	—
Intercompany adjustments	(2,514)	(2,903)

Consolidated	$169,747	$147,078

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$(4,560)	$2,354
Mountain	(1,232)	1,170
East	(1,956)	(1,519)
Other Homebuilding	(776)	(519)

Total Homebuilding	(8,524)	1,486
Financial Services and Other	1,780	1,846
Corporate	(16,960)	(24,574)

Consolidated	$(23,704)	$(21,242)

	March 31, 2011	December 31, 2010
TOTAL ASSETS
Homebuilding
West	$328,225	$300,652
Mountain	315,103	311,833
East	205,502	188,693
Other Homebuilding	39,138	40,554

Total Homebuilding	887,968	841,732

Financial Services and Other	110,206	135,286
Corporate	1,459,182	1,573,408
Intercompany adjustments	(2,817)	(2,657)

Consolidated	$2,454,539	$2,547,769

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months
	Ended March 31,		Change
	2011	2010	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$14,959	$17,726	$(2,767)	-16%
Financial Services and Other	4,699	4,088	611	15%
Corporate (1)	17,098	18,398	(1,300)	-7%

Total	$36,756	$40,212	$(3,456)	-9%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	18.7%	21.2%	-2.5%
Corporate Segment (1)	10.5%	13.1%	-2.6%

Depreciation and Amortization (2)	$3,729	$2,932	$797	27%

Home Gross Margins (3)	13.7%	22.4%	-8.7%
Interest in Home Cost of Sales as a % of Home Sales Revenue	2.6%	2.3%	0.3%

Cash Provided by (Used in)
Operating Activities	$(57,701)	$11,516	$(69,217)
Investing Activities	$105,041	$(501,767)	$606,808
Financing Activities	$(30,522)	$206,138	$(236,660)

Corporate and Homebuilding Interest
Interest capitalized, beginning of period	$38,446	$28,339	$10,107	36%
Interest capitalized, net of interest expense	9,519	6,636	2,883	43%
Previously capitalized interest included in home cost of sales	(4,203)	(3,202)	(1,001)	31%

Interest capitalized, end of period	$43,762	$31,773	$11,989	38%

(1)	Includes related party expenses.
(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.
(3)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue.

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,		Change
	2011	2010	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$115,380	$108,090	$7,290	7%
Principal amount of mortgage loans brokered	$719	$2,856	$(2,137)	-75%
Capture Rate	75%	80%	-5%
Including brokered loans	76%	82%	-6%
Mortgage products (% of mortgage loans originated)
Fixed rate	97%	95%	2%
Adjustable rate - other	3%	5%	-2%
Prime loans (4)	30%	26%	4%
Government loans (5)	70%	74%	-4%

(4)

Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	March 31, 2011	December 31, 2010	March 31, 2010
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction - Final	67	119	48
Unsold Home Under Construction - Frame	570	722	675
Unsold Home Under Construction - Foundation	37	103	376

Total Unsold Homes Under Construction	674	944	1,099
Sold Homes Under Construction	641	609	1,002
Model Homes	246	242	210

Homes Completed or Under Construction	1,561	1,795	2,311

LOTS OWNED (excluding homes completed or under construction)
Arizona	1,219	1,257	1,040
California	1,499	1,201	756
Nevada	1,087	991	894

West	3,805	3,449	2,690

Colorado	2,985	2,919	2,549
Utah	619	594	366

Mountain	3,604	3,513	2,915

Maryland	339	319	158
Virginia	599	414	318

East	938	733	476

Florida	232	210	127
Illinois	128	130	141

Other Homebuilding	360	340	268

Total	8,707	8,035	6,349

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	March 31, 2011	December 31, 2010	March 31, 2010
LOTS CONTROLLED UNDER OPTION
Arizona	241	408	482
California	17	222	232
Nevada	724	838	429

West	982	1,468	1,143

Colorado	845	688	507
Utah	369	393	145

Mountain	1,214	1,081	652

Maryland	822	745	602
Virginia	128	132	271

East	950	877	873

Florida	606	733	713
Illinois	—	—	—

Other Homebuilding	606	733	713

Total	3,752	4,159	3,381

AT RISK OPTION DEPOSITS
Cash	$10,283	$9,019	$9,467
Letters of Credit	5,264	4,467	2,084

Total At Risk Option Deposits	$15,547	$13,486	$11,551

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months
	Ended March 31,		Change
	2011	2010	Amount	%
HOMES CLOSED (UNITS)
Arizona	77	108	(31)	-29%
California	48	46	2	4%
Nevada	66	98	(32)	-33%

West	191	252	(61)	-24%

Colorado	166	108	58	54%
Utah	54	52	2	4%

Mountain	220	160	60	38%

Maryland	57	30	27	90%
Virginia	43	40	3	8%

East	100	70	30	43%

Florida	43	41	2	5%
Illinois	—	—	—	N/A

Other Homebuilding	43	41	2	5%

Total	554	523	31	6%

AVERAGE SELLING PRICES PER HOME CLOSED
Arizona	$180.0	$203.7	$(23.7)	-12%
California	317.3	351.9	(34.6)	-10%
Colorado	336.8	299.8	37.0	12%
Florida	229.0	220.3	8.7	4%
Illinois	N/A	N/A	N/A	N/A
Maryland	428.4	412.4	16.0	4%
Nevada	201.5	189.3	12.2	6%
Utah	274.9	273.5	1.4	1%
Virginia	430.0	477.8	(47.8)	-10%
Company Average	$294.9	$269.5	$25.4	9%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months
	Ended March 31,		Change
	2011	2010	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	122	168	(46)	-27%
California	77	26	51	196%
Nevada	88	170	(82)	-48%

West	287	364	(77)	-21%

Colorado	181	270	(89)	-33%
Utah	67	125	(58)	-46%

Mountain	248	395	(147)	-37%

Maryland	46	47	(1)	-2%
Virginia	68	66	2	3%

East	114	113	1	1%

Florida	51	59	(8)	-14%
Illinois	5	—	5	N/A

Other Homebuilding	56	59	(3)	-5%

Total	705	931	(226)	-24%

Estimated Value of Orders for Homes, net	$205,000	$258,000	$(53,000)	-21%
Estimated Average Selling Price of Orders for Homes, net	$290.8	$277.1	$13.7	5%
Cancellation Rate(6)	32%	22%	10%

(6)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	March 31, 2011	December 31, 2010	March 31, 2010
BACKLOG (UNITS)
Arizona	129	84	163
California	108	79	56
Nevada	98	76	160

West	335	239	379

Colorado	288	273	369
Utah	82	69	167

Mountain	370	342	536

Maryland	115	126	143
Virginia	95	70	99

East	210	196	242

Florida	72	64	77
Illinois	6	1	—

Other Homebuilding	78	65	77

Total	993	842	1,234

Backlog Estimated Sales Value	$312,000	$269,000	$381,000

Estimated Average Selling Price of Homes in Backlog	$314.2	$319.5	$308.8

ACTIVE SUBDIVISIONS
Arizona	29	26	28
California	16	13	3
Nevada	19	18	17

West	64	57	48

Colorado	42	39	41
Utah	18	19	17

Mountain	60	58	58

Maryland	14	14	9
Virginia	10	8	7

East	24	22	16

Florida	13	11	10
Illinois	1	—	—

Other Homebuilding	14	11	10

Total	162	148	132

Average for quarter ended	155	145	133

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measure

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Home Sales Revenue - As reported	$163,383	$140,943

Home Cost of Sales - As reported	$140,981	$109,390

Warranty Adjustments	(431)	(3,929)

Interest in Cost of Sales	4,203	3,202

Home Cost of Sales - Excluding Warranty Adjustments and Interest	$137,209	$110,117

Home Gross Margins - Excluding Warranty Adjustments and Interest (7)	16.0%	21.9%

(7)

“Home Gross Margins - Excluding Warranty Adjustments and Interest” is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that warranty adjustments and interest have on our Home Gross Margins.